Exhibit 10.1

RESTATED OFFICE LEASE AGREEMENT

1144 Eastlake LLC, a Washington limited liability company (“Landlord”) and ZymoGenetics, Inc., a Washington corporation (“Tenant”) previously entered into a lease dated as of November 9, 2001, as subsequently amended and supplemented (“Original Lease”). Tenant and Landlord now wish to totally restate and supplant the Original Lease which is now replaced by this lease agreement (“Lease”) subject only to the occurrence of the Lease Preconditions as defined below. For reference only, this Restated Office Lease Agreement is dated March 1, 2008.

1. Basic Lease Information.

1.1	“Property” shall mean the building and associated real property located at 1144 Eastlake Avenue, Seattle, Washington and legally described on Exhibit A-2. “Building” is the structure located on the Property.

1.2	“Premises” shall mean the entire Rentable Area, as defined below, of the entire Building with the exception of the Common Areas, as defined below, and with the exception of the entire third floor of the Building which presently is leased to Seattle Cancer Care Alliance, a Washington non-profit corporation, (“SCCA”), as depicted on the floor plan attached as Exhibit A-1 to this Lease. Tenant and Landlord hereby agree that the “Rentable Area of the Premises” is Sixty Six Thousand Six Hundred Seventeen (66,617) rentable square feet, the rentable area of the premises leased to SCCA is Fifteen Thousand Four Hundred Eighty One (15,481) rentable square feet and the total rentable square footage of the Building is Eighty Two Thousand Ninety Eight (82,098) square feet; the parties agree to accept for all purposes such statements of rentable square footage which shall hereafter not be adjusted except in the event of an actual change in the rentable area of the Premises due to construction of additions to the Building.

1.3	“Base Rent”:

	Period	Monthly Base Rent

1.3.1	March 1, 2008 through October 31, 2008	Fourteen Thousand Three Hundred Seventeen and 38/100s Dollars ($14,317.38)

1.3.2	November 1, 2008 through December 31, 2008	One Hundred Thirty Nine Thousand Three Hundred Seventeen and 38/100s Dollars ($139,317.38)

1.3.3	January 1, 2009 through December 31, 2009	One Hundred Forty Four Thousand Eight Hundred Thirty Five and 91/100s Dollars ($144,835.91)

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1.3.4	January 1, 2010 through December 31, 2010	One Hundred Forty Nine Thousand One Hundred Eighty and 98/100s Dollars ($149,180.98)

1.3.5	January 1, 2011 through December 31, 2011	One Hundred Fifty Three Thousand Six Hundred Fifty Six and 41/100s Dollars ($153,656.41)

1.3.6	January 1, 2012 through December 31, 2012	One Hundred Fifty Eight Thousand Two Hundred Sixty Six and 10/100s Dollars ($158,266.10)

1.3.7	January 1, 2013 through December 31, 2013	One Hundred Sixty Three Thousand Fourteen and 9/100s Dollars ($163,014.09)

1.3.8	January 1, 2014 through December 31, 2014	One Hundred Sixty Seven Thousand Nine Hundred Four and 51/100s Dollars ($167,904.51)

1.3.9	January 1, 2015 through December 31, 2015	One Hundred Seventy Two Thousand Nine Hundred Forty One and 65/100s Dollars ($172,941.65)

1.3.10	January 1, 2016 through December 31, 2016	One Hundred Seventy Eight Thousand One Hundred Twenty Nine and 90/100s Dollars ($178,129.90)

1.3.11	January 1, 2017 through December 31, 2017	One Hundred Eighty Three Thousand Four Hundred Seventy Three and 79/100s Dollars ($183,473.79)

1.3.12	January 1, 2018 through December 31, 2018	One Hundred Eighty Eight Thousand Nine Hundred Seventy Eight and 1/100s Dollars ($188,978.01)

1.3.13	January 1, 2019 through April 30, 2019	One Hundred Ninety Four Thousand Six Hundred Forty Seven and 35/100s Dollars ($194,647.35)

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1.4	“Tenant’s Pro Rata Share” is agreed to be eighty one and 14/100s percent (81.14%).

1.5	“Term”: The Term shall commence on March 1, 2008 (“Commencement Date”), and, unless terminated early in accordance with this Lease, end April 30, 2019 (the “Termination Date”).

1.6	Security Deposit: One Hundred Seven Thousand Seven Hundred Seven and 42/100 Dollars ($107,707.42) (“Deposit”) which shall be held and applied as provided in this Lease.

1.7	“Permitted Use”: general business office and uses customarily incidental thereto.

1.8	“Notice Addresses”: Notices shall be sent to the parties at the following addresses:

Tenant:	ZymoGenetics, Inc. Attn: Shinko Campos 1201 Eastlake Ave. East Seattle, WA 98102 (206) 442-6620

with a copy to:	Real Property Law Group, PLLC Attn: Kathleen J. Hopkins 1326 Fifth Avenue, Suite 654 Seattle, WA 98101 (206) 625-0404

Landlord:	1144 Eastlake LLC c/o GTS Development LLC Attn: Ted Schroth 1124 Eastlake Ave. East, #101 Seattle, WA 98109. (206) 622-0462

Rent is payable to the order of Landlord at its notice address, or at such other address as Landlord may specify from time to time by written notice given in accordance with this Lease.

1.9	“Business Day(s)” are Monday through Friday (and Saturday mornings) of each week, exclusive of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Property is located.

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1.10	“Law(s)” means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

1.11	“Normal Business Hours” for the Property are 7:00 A.M. to 6:30 P.M. on Business Days and 8:00 A.M. to 12:00 noon on Saturdays.

1.12	“Property” includes the Building and the parcel(s) of land on which it is located and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

1.13	“Class ‘A’” building, or office building, as used in this Lease, shall mean first-class commercial office buildings of the type which are located in the South Lake Union area, and which are reasonably comparable in age and available amenities to the Building which is the subject of this Lease.

1.14	Lease Preconditions. The effectiveness of this Lease is subject to the full execution and delivery of Lease Termination Agreements by Landlord, Tenant and Conoco Phillips Company, Softchoice Corporation and Pacific Land Design, P.C. for the entire area of the Premises occurring on or before January 31, 2008; all on terms acceptable to Tenant in Tenant’s sole discretion.

2. Lease Grant. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as common corridors, elevator foyers, restrooms, vending areas and lobby areas (the “Common Areas”).

3. Possession; Acceptance of Condition of Premises. Tenant agrees to accept the Premises in their current as-is condition; Landlord shall have no obligation to make any improvement of the Premises or to provide any funds for improvement of the Premises.

4. Rent.

4.1	Payments. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction (except as expressly set forth in this Lease), the total amount of Base Rent and Additional Rent due for the Term. “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as “Rent.” Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes and real estate excise taxes, or other taxes associated with Landlord’s transfer of the Property), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. Until Landlord instructs Tenant otherwise, payment by electronic transfer may be made as follows:

U.S. Bank

ABA 125-000-105

Acct 153592259037

FBO 1144 Eastlake, LLC

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If Tenant fails to pay any item or installment of Rent within three (3) business days after receipt of notice of a delinquency, Tenant shall pay Landlord an administration fee equal to five percent (5)% of the past due Rent. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party’s right to recover the balance or pursue other available remedies.

4.2	Payment of Tenant’s Pro Rata Share of Expenses, Taxes and Insurance. Tenant shall pay Tenant’s Pro Rata Share of the total amount of Expenses for each year during the Term. Landlord shall annually provide Tenant with a good faith estimate of the total amount of Expenses for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the total amount of Expenses. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate once per calendar year. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

By April 1 following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses, and Tenant’s Pro Rata Share of the actual amount of Expenses for the prior calendar year. If the estimated amount of Expenses for the prior calendar year is more than the actual amount of Expenses for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment

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to Tenant after first deducting the amount of Rent due. If the estimated amount of Expenses for the prior calendar year is less than the actual amount of Expenses for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses, any underpayment for the prior calendar year. Notwithstanding the foregoing, upon the expiration or earlier termination of the Term, Landlord shall furnish Tenant with a statement of the actual amount of Expenses through the end of the Term, and Tenant’s Pro Rata Share of such actual Expenses through the end of the Term, within 90 days from such termination.

4.3

Expenses Defined. “Expenses” means all costs and expenses incurred by Landlord in connection with owning, operating, maintaining, repairing, and managing the Property as a “Class ‘A’ office building,” as defined herein, including but not limited to: (1) utilities, including, but not limited to, utilities and lighting for areas occupied by tenants as well as Common Areas; (2) maintenance costs for performance of any Landlord’s maintenance and repair obligations hereunder for the Property, Common Areas, Property, including, but not limited to parking facilities and landscaping, maintaining and repairing sewer main, ducts, conduits and similar items, fire protection systems, sprinkler and security alarm systems, elevators, storm and sanitary drainage systems and other utility and mechanical systems; materials and services for operation, maintenance or the security or protection of the Property including any janitorial services, pest control, HVAC service contracts, any other repair and maintenance by Landlord; (3) roof and other exterior maintenance; (4) the amortized cost of capital improvements made to the Property which are for the purpose of reducing operating expense costs, or which are required to comply with any laws, rules or regulations of any governmental authority first enacted after the Commencement Date or a requirement of Landlord’s insurance carrier first enacted after the Commencement Date; (5) property management fees not exceeding three and one-half percent (3.5%) of Base Rent (calculated without regard to the management fee); provided, during Tenant’s Property Management Period, such fees shall be restricted to an asset management fee of three-quarters percent (0.75%) of Base Rent which Tenant shall pay to Landlord; (6) all sums expended in connection with any Common Areas for maintenance and repairs, (7) operation, maintenance and repair of any heating, ventilation and air conditioning system, including repair of any HVAC components or units as reasonably needed; (8) the cost of utilities consumed on the Property if paid for by Landlord; (9) the cost of any governmentally required license, permit, or inspection for or of the Property (other than those required in connection with Landlord’s Work); (10) replacement or supplemental directional and other signage other than the initial signage installed in the Building or on the Property by Landlord as part of Landlord’s Work; (11) Taxes and Insurance as defined below. Expenses shall be “net” only and for that purpose shall be deemed reduced by the amounts of any insurance reimbursement or other reimbursement received by Landlord in connection with such expenses; ; and (12) any other costs and expenses of any other kind whatsoever which are generally considered expenses in accordance with generally accepted

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accounting principles and which are reasonably incurred by Landlord in connection with owning, operating or maintaining the Property and any expense designated by this Lease to be an Expense. Expenses shall be “net” only and for that purpose shall be deemed reduced by the amounts of any insurance reimbursement or other reimbursement received by Landlord in connection with such expenses.

The following shall not be Expenses: (1) repairs or other work occasioned by insured casualty except for the deductible portion of any insured casualty loss; (2) marketing costs including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, tenant improvement costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations, disputes and transactions with present or prospective tenants; (3) depreciation and amortization; (4) interest on debt or principal payments to a Lender or rental under a ground lease; (5) costs of Landlord’s general overhead and general and administrative expense provided this limitation shall not be construed to limit Landlord’s right to require Tenant to pay as an Expense the property or asset management fee provided for above; (6) specific costs incurred for the account of specific tenants only, other than Tenant; (7) salaries of officers, executives and partners of Landlord, and salaries of Building employees to the extent allocated to properties other than the Property; (8) penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments, or penalties incurred due to the Property not being in compliance with applicable law; (9) capital improvements, except as otherwise provided above; (10) the cost of tenant improvements; (11) costs relating to any parking garage in the Building (such as utilities, attendants, cashiers and janitorial services); (12) penalties due to any violation of Law by Landlord; and (13) structural repairs or replacements.

4.4

Taxes and Insurance Defined. “Taxes” shall mean: (1) all real estate taxes and other assessments on the Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Premises’ share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Premises or the Property; and (3) all reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate, inheritance, excise or transfer tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at

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Landlord’s election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord’s election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. “Insurance” shall mean the cost of premiums for any hazard insurance or liability insurance carried by Landlord, for the benefit of Landlord or at the expense of Landlord, on or in connection with the Property. Landlord shall provide Tenant with a copy of each notice or statement of Taxes promptly after receipt from the assessing entity, and in any event not later than ten (10) business days prior to the date on which a contest is required to be filed and shall notify Tenant at the time of such notice whether Landlord intends to contest the assessment. If Landlord fails to contest the assessment, Tenant shall have the right to do so at its sole expense, and Landlord shall, at no cost to Landlord, cooperate in the institution and prosecution of any such proceedings of contesting taxes and will, subject to verification of the truth and correctness thereof, execute any documents reasonably required therefore. All refunds or rebates of Taxes paid shall be refunded to the Tenant to the extent Tenant paid such higher amount.

4.5

After first providing reasonable advance written notice to Landlord, Tenant or its accountants (or other appropriate professionals) shall have the right to inspect and audit Landlord’s books and records with respect to this Lease to verify actual Expenses (including without limitation Taxes and Insurance) for the two (2) calendar years immediately preceding the year in which the inspection is made. Tenant shall also have the right to audit Expenses which were the subject to a correction to a statement provided pursuant to Section 4.2 for two (2) calendar years from receipt of such correction. Tenant’s review shall be limited to Expenses charged to Tenant during the immediately preceding two (2) calendar years only (and for subsequent correction statements, to the Expenses included in such statements, if the full audit time period has lapsed). Similarly, except for Taxes, Landlord shall have two (2) calendar years from the issuance of a statement pursuant to Section 4.2 to issue a correction (except for the statement issued after the end of the Term, in which case Landlord is barred from collecting any additional Expenses). If Landlord fails to issue a correction within such two (2) year period, Landlord shall have waived its right to thereafter correct its calculation of Expenses (except for instances of intentional fraud by Tenant). For Taxes, the same two (2) calendar year limitation shall apply unless Landlord receives a correction from the applicable governmental authority thereafter, in which case Landlord shall have an additional 180 days to issue a correction statement (unless the final statement following the termination of the Term was already issued, in which case Landlord is barred from collecting any additional Expenses). The books and records shall be kept in accord with reasonable accounting principles. If Tenant’s audit of the Expenses reveals an overcharge of more than five percent (5%), Landlord promptly shall reimburse Tenant for its reasonable out-of-pocket cost of the audit, including the reasonable hourly

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rate charged by Tenant’s accountant or other professionals (but not any contingency fees), plus interest on the overage accruing from the date of Landlord’s erroneous Expense statement at the rate stated for defaults in Section 21.2 below. Any overcharge or underpayment of Expenses shall be due from one party to the other within thirty (30) days after the amount of the overcharge or underpayment has been fixed, with interest accruing thereafter.

4.6	Deposit. The Deposit shall be in the form of a cash deposit with Landlord. Such form may be changed from time to time by Tenant, in its sole discretion. The Deposit (after application of a portion thereof equal to the first month’s Base Rent) shall be security for Tenant’s full performance of Tenant’s lease obligations. If Tenant fails to pay rent or any other charges due from Tenant under this Lease after the expiration of applicable notice and cure periods, Landlord may elect to apply the Deposit toward the payment of such default. If Landlord applies any portion of the Deposit, Tenant shall, on ten (10) days written notice, deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount stated above; Tenant’s failure to do so shall be a default. Landlord may commingle the Deposit with Landlord’s other funds and no interest shall be paid or accrued on the Deposit. If Tenant performs all of Tenant’s lease obligations, the Deposit (or so much as has not been applied by Landlord) shall be returned to Tenant (or, at Landlord’s option, to the last assignee, if any, or Tenant’s interest under the Lease) within thirty (30) days. Landlord shall transfer the Deposit to the purchaser of its interest in the event of sale and Tenant shall look solely to such purchaser for return of the deposit.

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5. Compliance with Laws; Use. The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord’s reasonable opinion, unreasonably disturbs any other occupants of the Property or unreasonably interferes with the operation of the Premises or the Property. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws relating to the use, condition, configuration or occupancy of the Premises. Except during the Tenant Property Management Period, Tenant shall comply with the rules and regulations of the Property attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall enforce the rules and regulations uniformly with respect to violations thereof of which it either has been notified or otherwise has actual knowledge, and shall not knowingly discriminate against Tenant in Landlord’s enforcement of the rules and regulations. Tenant shall have access to the Premises 24 hours per day, 365 days per year.

6. Option to Renew; First Right of Refusal to Lease.

6.1	Option to Renew.

6.1.1	Tenant has the option to renew this Lease for up to two (2) additional terms, each of sixty (60) months, commencing on the day following expiration of the preceding Term. Tenant shall exercise the Option to Renew by providing a written notice of exercise to Landlord no less than two hundred seventy (270) days prior to the end of the then current term of this Lease and as provided more specifically below. Notwithstanding the foregoing, if Tenant fails to give any such notice of extension, Tenant’s option to extend the term shall continue unless and until (i) Landlord gives Tenant written notice of Tenant’s failure to exercise such option and (ii) Tenant fails to give Landlord written notice of its intent to exercise such option within ten (10) business days of receipt of such notice from Landlord. All of the terms and conditions of this Lease will remain the same during such renewal term except for the Base Rent which shall be the fair market rental value of the Premises as of the commencement of the renewal term; fair market rental value of the Premises shall be the amount of rent which a well-informed tenant, willing, but not obliged to lease the property, would pay, and which a well-informed landlord, willing, but not obligated to lease, would accept, taking into consideration all uses to which the property is adapted and might in reason be applied, the then market terms being offered in the South Lake Union area of Seattle for space reasonably comparable to the Premises in size, location, parking availability and quality (but excluding all Leasehold Improvements (defined below)).

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6.1.2	If, after bargaining in good faith for no less than thirty (30) days, either party determines, by written notice to the other party, that the parties cannot agree on the amount of the then fair market rental value of the Premises, then the fair market rental value shall be established by binding arbitration with a single arbitrator in accordance with the following procedures. The arbitrator shall be an MAI real estate appraiser with at least ten (10) years experience in appraising commercial real property in the Seattle metropolitan area (“Arbitrator”) selected jointly by the parties; if the parties do not agree as to the identity of the Arbitrator within twenty (20) days after the end of the thirty (30) day bargaining period, the then Presiding Judge of the Superior Court for King County, upon an appropriate request which either party may make, shall appoint the Arbitrator. Within ten (10) days of the appointment of the Arbitrator, the parties each shall submit in writing to Arbitrator the amount which they propose be established as the Base Rent at the commencement of such renewal term (“Submissions”); such Submissions shall not be disclosed to the parties by Arbitrator until the Arbitrator has received both parties’ Submission. Each party may include in such Submissions any information which such party deems relevant or helpful to the Arbitrator in determining the fair market rental value of the Premises including costs or benefits which such party or the other party would enjoy in the event of a renewal of the lease or amenities and advantages of the Premises and Property not likely to be available to a party in another location. Arbitrator shall study such evidence and information in determining such Base Rent; provided that the Arbitrator’s determination of the amount of such Base Rent shall be confined and strictly limited to selection, as the more reasonable approximation of the fair market rental value of the Premises, of the amount stated in the Submission of Tenant or the Submission of Landlord, and Arbitrator may not select or declare any third number to be such Base Rent. Except as to the Parties’ Submissions, any other communication by a party to Arbitrator shall be in writing with a copy to the other party. Upon completion of his investigation of such Base Rent, Arbitrator shall, no later than thirty (30) days after delivery of the Submissions, report in writing to each of the parties which party’s Submission has been selected by him as the more reasonable approximation of the fair market rental value of the Premises without requirement of further substantiation or information. In no event may the new Base Rent be less than the average Base Rent payable during the last year of the preceding term. Each party shall pay its own costs of arbitration and one-half of the Arbitrator’s fee.

6.1.3

In the event of any renewal, Landlord shall have no obligation to make any improvements to the Premises, to provide to Tenant any funds for any improvement, pay or make any other concessions or to pay any commission to Tenant’s broker. After the exercise of the option to extend, all references in this Lease to the Term shall

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be considered to mean the Term as extended, and all references to the Termination Date or to the end of the Term shall be considered to mean the Term as extended.

6.1.4	Tenant’s right to exercise the options to renew is subject to the following conditions precedent:

6.1.4.1	The Lease must be in effect at the time the notice of exercise is given and on the last day of the term immediately preceding commencement of the renewal term.

6.1.4.2	Tenant may not be in default beyond applicable notice and cure periods under any provision of this Lease at the time notice of exercise is given.

At least two hundred seventy (270) days before the last day of such term, Tenant shall, in writing, have given Landlord notice irrevocably and unconditionally exercising the option (subject to such shorter time period as applicable pursuant to Section 6.1.1 above).

Each party shall, at the request of the other, endorse on the original lease that party’s signature or signatures, and date the option was exercised, and the words “Option Exercised”. Alternatively, each party shall, at the request of the other, execute a memorandum, in recordable form, acknowledging the fact that the option has been exercised.

6.2

Right of First Opportunity to Lease. Tenant shall have the Right of First Opportunity to lease the entirety of the premises leased by Landlord to SCCA each and every time during the Lease Term that such space shall become available for lease during the term of this Lease; provided such right shall not exist during any period in which Tenant is in default of its obligations under this Lease beyond applicable notice and cure periods. Each time such space shall become available for lease, Landlord shall advise Tenant, by written notice, of such availability. For thirty (30) business days after receipt of such notice, Tenant shall have the right to lease such space; if Tenant timely elects to so lease such space, such space shall be deemed to be added to the Premises leased hereunder such time when such space is physically delivered to Tenant in the condition required hereunder, and on all the same terms and conditions of this Lease except that (i) the Base Rent as to any such new space shall be equal to Twenty Three and 24/100s percent (23.24%) of the Base Rent due, from time to time, for the initial Premises without regard to such expansion of the Premises and (ii) Tenant’s Pro Rata Share shall be increased to One Hundred Percent (100%) and (iii) Tenant shall pay the then current rate for Building parking being paid by Tenant for its other in-Building parking and subject to potential increases from time to time to reflect increases in such charges in the area, but such increases shall not exceed five percent (5%) in any year (not aggregated). In the event Tenant elects to so lease such space, Landlord shall have no obligation to provide any improvement or any tenant improvement allowance in

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connection with the addition of such space to the Premises. Any renewal option duly exercised by Tenant pursuant to this Lease shall be fully applicable to such other space and shall be included in such renewed or extended lease. If Tenant does not lease such other space, this Lease shall remain unmodified and in full force and effect. In the event that (i) the SCCA premises become available for lease as a result of the expiration of the SCCA Lease and (ii) Tenant does not timely elects to so lease such space as provided in this section, Landlord shall be free to lease such SCCA premises to a third party on such terms as Landlord may elect in its discretion and, upon the expiration of Tenant’s right to elect to lease the former SCCA premises and at Landlord’s option, Tenant’s right to maintain a security guard in the first floor lobby of the Building shall cease upon sixty (60) days advance written notice from Landlord and Tenant shall remove any security guard related alterations or improvements in such Building lobby made by Tenant. Any lease of the SCCA premises by Tenant also shall include the leasing by Tenant of all parking spaces allocable to the SCCA premises on the terms provided in section 31.1 below.

7. Services and Utilities.

7.1	Landlord shall furnish Tenant with the following services: (1) hot and cold water service for use in the lavatories and kitchen on each floor on which the Premises are located, and for drinking purposes (provided, that Landlord shall not be required to provide special filtration or otherwise provide treatment to the available tap water in order to make it more desirable to Tenant for drinking or cooking purposes); (2) heat, ventilation and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are standard for comparable Class “A” office buildings or as required by governmental authority Tenant, upon such advance notice (which may be telephonic) as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours (Tenant shall pay Landlord’s reasonable charge for the additional service, which charge shall approximate Landlord’s actual expense in providing such additional service); (3) maintenance and repair of the Premises or Property as described herein and to fulfill its obligations hereunder; (4) elevator service; (5) electricity and other utilities to the Premises for general office use, in accordance with and subject to the terms and conditions in Article 10 and Exhibit C; (6) washing of interior and exterior surfaces of exterior windows with reasonable frequency; and (7) such other services as Landlord reasonably determines are necessary or appropriate for the Premises or the Property as a Class “A” office building.

7.2

Tenant’s failure to receive or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor

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relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure due to the negligence or willful misconduct of a Landlord Related Party or Landlord’s contractors or representatives (defined below), then Tenant, as its sole remedy (except in the case of the negligence or willful misconduct of a Landlord Related Party or Landlord’s contractors or representatives, as described below in this Section 7.2), shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s Property (defined in Article 15), arising out of or in connection with the failure of any security services, personnel or equipment except to the extent caused by the negligence or willful misconduct of a Landlord Related Party or Landlord’s contractors or representatives. If the Premises are so untenantable, Landlord will use its commercially reasonable best efforts to provide Tenant with alternative space in the Building until the Premises are restored.

7.3	Security Guard. Tenant has the option of maintaining a security guard in the first floor lobby of the Building during such hours as Tenant may elect. If Tenant elects to exercise this option, then Tenant shall be solely responsible for all expenses related thereto subject to any agreement to reimbursement which Tenant may reach with any other occupant of the Building.

8. Tenant Property Management Period. The “Tenant Property Management Period” shall commence on the Commencement Date and continue so long as Tenant manages the Property pursuant to a separate facilities management agreement between Tenant and Landlord. Pursuant to the separate facilities management agreement certain provisions of this Lease will not apply and where there is a conflict between this Lease and such separate facilities management agreement, the facilities management agreement shall control. Any inspections of the Property or the Premises by Landlord during the Tenant Property Management Period shall be done at Landlord’s sole expense and the Manager agrees all costs thereof are included in reaching Manager’s 0.75% fee charged pursuant to Section 4.3(5) above. During the Tenant Property Management Period, the only Expenses (as defined in Section 4.3 above) which Tenant shall be required to pay Landlord are the Taxes, Insurance and the Manager’s 0.75% fee charged pursuant to Section 4.3(5) (plus any late fees or interest relating to Tenant’s delinquent payment thereof).

9. Leasehold Improvements. All improvements to the Premises other than Tenant’s personal property, the Required Removables (defined below) and trade fixtures (collectively, “Leasehold Improvements”) shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by

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written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant’s expense: (1) Cable (defined below) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Premises or the Property; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. Notwithstanding the foregoing, under no circumstances will Tenant be required to remove any Cable (defined below) or any improvement present at the Property as of the Commencement Date. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant’s expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined below), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables, and if Landlord does not respond within such 10 day period, such Alterations will not be considered Required Removables (and, in such event, Landlord shall not have the right under the second sentence of this Section to later require Tenant to remove such Alterations).

10. Repairs and Alterations.

10.1

Tenant’s Premises Repair. In addition to paying Tenant’s Pro Rata Share of the cost of maintaining the Building’s common areas, Tenant shall, at its sole cost and expense, keep the interior, non-structural portions of the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering, if needed due to abnormal wear and tear; (2) interior partitions; (3) interior doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises and that was not initially installed by the Landlord; (6) supplemental air conditioning units, hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed after the Commencement Date by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described below. If Tenant fails to make any repairs to the Premises for the items listed above for more than 30 days after notice from Landlord (although notice shall not be required if there is an Emergency, and such 30 day period is subject to extension for Force Majeure (defined below) and also subject to extension if the work cannot be completed within 30 days and Tenant has

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commenced and is thereafter diligently prosecuting such work), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs. As used in this Lease, “Emergency” is limited to a condition where there is an immediate and substantial likelihood of bodily injury or substantial property damage.

10.2	Landlord’s Maintenance and Repair. Except during the Tenant Property Management Period, and except during such periods of time as Tenant elects to provide janitorial and trash removal services, Landlord shall provide daily janitorial service to the Premises (exclusive of Saturdays, Sundays and holidays) including vacuuming, dusting, trash removal and such regular maintenance as is normally conducted in a comparable Class “A” office building in the geographical area of the Premises including but not limited to window cleaning, pest control and snow shoveling; provided that janitorial service shall not include shampooing the carpets, except for the Common Areas. Tenant shall make repairs and replacements to the Premises, common area, or Property needed because of any negligent or intentional act or omission of Tenant or Tenant’s agents, employees or invitees, except to the extent that the repairs or replacements are covered by Landlord’s insurance. Except for the repairs and replacements that Tenant must make under the preceding sentence and Section 9.1 regarding Tenant’s repairs, and except for and any expenses incurred by Tenant that are the subject of the separate agreement between Tenant and Landlord, Landlord shall pay for, subject to reimbursement as an Expense if and to the extent provided in this Lease, and make all other repairs and replacements to the Building, and shall maintain the Building in good condition as a Class “A” office building, including, but not limited to, structural parts of the Building, foundations, bearing and exterior walls (including glass), subflooring and roof (including roof membrane and skylights), electrical, plumbing and sewage systems, Cable installed by Landlord, gutters and down spouts, the heating, ventilating and air conditioning system, interior walls, floors, ceilings, interior and exterior doors and windows and their appurtenant sills and frames, together with all fixtures, lighting, appliances, elevators, equipment, and plumbing and utility lines, and the sidewalks, grounds, landscaping, parking and loading areas. If Landlord fails to timely perform its obligations hereunder, Tenant shall have the self-help rights set forth under Section 22 below. This Lease and Tenant’s obligation hereunder shall in no way be affected, impaired or excused because Landlord is unable to reasonably fulfill any of its obligations under this Lease due to any Force Majeure event.

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10.3	Alterations. Tenant shall not make alterations, additions or improvements to the Premises or other portions of the Property after the Commencement Date which are not part of the initial Tenant’s Work provided for herein (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. If Landlord does not respond to Tenant’s request for consent within ten (10) business days, Landlord shall be deemed to have granted its consent. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Property; (3) will not affect the systems or structure of the Property; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises (other than installation of telephone, computer, data transmission, internet and other telecommunications cables and wires which are collectively referred to herein as “Cabling” and which are considered Cosmetic Alterations for purposes of this Section). However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section, to the extent specifically agreed upon. Prior to starting work, Tenant shall furnish Landlord with plans and specifications and names of contractors acceptable to Landlord in its reasonable discretion (provided that Landlord may designate specific contractors in its reasonable discretion with respect to repair and maintenance of the Property systems and provided that Landlord’s approval is not required for work done by Tenant’s employees); necessary permits and approvals; and evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord. Landlord agrees that the contractors listed on Exhibit D are acceptable to Landlord for purposes of making Alterations. Material changes to the plans and specifications must also be submitted to Landlord for its approval (if approval was initially required), which approval shall not be unreasonably withheld or delayed. Alterations shall be constructed in a good and workmanlike manner using materials of a quality consistent with that presently used for the Property. Except during the Tenant Property Management Period and except also any other time when Tenant is the sole occupant of the Building (exclusive of the parking areas and roof), Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Premises and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for reasonable sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. Upon completion, for those Alterations which required permits, Tenant shall furnish “as-built” plans completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant’s use.

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11. Use of Electrical Services by Tenant.

11.1	Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided below for excess usage). Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. In the event that any other tenant of the Building utilizes such tenant’s premises, or any material portion thereof, for permitted uses which cause such tenant to use electrical service in excess of that associated with general office purposes, Landlord shall provide a separate meter to such tenant and separately charge such tenant for its electrical service, so that Tenant is not required to pay for any such excess use of electrical service by another tenant as part of the Expenses.

11.2	Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord reasonably deems to be standard for normal office use in Class “A” office buildings. If Tenant requests permission to consume excess electrical service, Landlord may condition consent upon conditions that Landlord reasonably elects (including, without limitation, if reasonably necessary, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right, at Landlord’s cost, to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

12. Entry by Landlord. Landlord, Landlord’s agents, contractors and representatives may enter the Premises to inspect (or, during the last twelve (12) months of the Lease Term show to prospective tenants) the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Property, including other tenants’ premises. Notwithstanding the foregoing during the Tenant Property Management Period, Landlord’s entry will be limited to only periodic inspections to confirm performance by Tenant of its maintenance and property management obligations and, during the last 12 months only, showing the space to prospective tenants. Except in Emergencies or to provide janitorial and other Property services after Normal Business Hours, Landlord shall provide Tenant with a minimum of 48 hours prior notice of entry into the Premises, which may be given orally to the person indicated in Section 1.8 above. If reasonably necessary for the protection and safety of Tenant and its employees, and not during the Tenant Property Management Period, Landlord shall have the right to temporarily close all or a portion of the Premises and/or the Premises

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to perform repairs, alterations and additions. However, except in Emergencies, Landlord will not close the Premises or the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Any entry by Landlord and its agents and employees (including, but not limited to the janitorial company servicing the Premises), shall be conducted in compliance with reasonable confidentiality and security measures which may be required by Tenant (including, but not limited to, an escort by one of Tenant’s employees and execution of confidentiality or nondisclosure agreements reasonably provided by Tenant) in order to protect the confidentiality and security of Tenant’s business and employees, and Landlord acknowledges and accepts that Tenant considers the entire Premises as highly confidential and Landlord would have access to the Premises only if escorted by one of Tenant’s employees. The reservations by Landlord in this Section shall not be construed to limit Tenant’s obligations during Tenant’s Property Management Period.

13. Assignment and Subletting.

13.1	Except in connection with a Permitted Transfer (defined below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) in the event of a proposed assignment, the proposed transferee’s financial condition does not meet Landlord’s reasonable criteria used to select Building tenants having similar leasehold obligations; (2) the use of the Premises by the proposed transferee is not substantially the same as Tenant’s use of the Premises (3) the proposed transferee is a government agency or an occupant of the Property with whom Landlord is then actively negotiating for other space in the Building; or (4) Tenant is in default after the expiration of the notice and cure periods in this Lease. Landlord shall not condition its consent on payment of any amount to Landlord except the costs described in Section 13.2 below, and Landlord specifically agrees that Tenant shall be entitled to keep all rent and other consideration which Tenant receives as a result of a Transfer, even if in excess of the Rent payable under this Lease. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer (unless it conditions consent on a payment which is prohibited in the immediately prior sentence) and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord’s option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

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13.2	As part of its request for Landlord’s consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee (in the event of a proposed assignment), a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 10 calendar days of its receipt of the required information and documentation, either consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing. Tenant shall pay Landlord a review fee not exceeding $2,500.00 for Landlord’s review of any Permitted Transfer or requested Transfer for its actual, out of pocket, reasonable costs and expenses (including reasonable attorney’s fees).

13.3	Notwithstanding anything to the contrary contained in this Lease, Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (1) Tenant is not in default under this Lease beyond applicable notice and cure periods; (2) Tenant’s successor shall own all or substantially all of the assets of Tenant; (3) no material change of use of the Premises occurs; (4) Tenant shall give Landlord written notice within 15 days after the effective date of the proposed purchase, merger, consolidation or reorganization; and (5) all individuals then existing as guarantors execute a reaffirmation of the guarantee provided for by this Lease, if any, which is reasonably satisfactory in substance and form to Landlord. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord in the event of an assignment, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. Notwithstanding anything to the contrary contained in this Lease, Tenant may sublet all or a portion of the Premises without Landlord’s consent to an entity that qualifies as a permitted transferee under the foregoing provisions concerning Permitted Transfers, and Tenant may sublet a portion of the Premises which is less than 50% hereof to any contractors, vendors or other third parties who may be required by Tenant to work in conjunction with Tenant at the Premises on a project-specific basis.

14. Liens. Tenant shall not permit mechanic’s or other liens to be placed upon the Property, the Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien when Tenant is required to do so, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

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15. Indemnity and Waiver of Claims.

15.1	Except to the extent covered by insurance, and except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties or Landlord’s contractors or representatives (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined below) and agents (collectively with Landlord, the “Landlord Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s contractors or licensees.

15.2	Except to the extent covered by insurance, and except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties or Tenant’s contractors or representatives(defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord’s contractors, representatives or licensees.

15.3	Except to the extent covered by insurance, and except to the extent such damage or loss results from the negligence or willful misconduct of Landlord or any Landlord Related Parties or Landlord’s contractors or representatives, Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant’s business or loss, theft or damage to Tenant’s Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any pipe or drain; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Property; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of any Landlord Related Parties or Landlord’s contractors or representatives. Tenant shall insure itself against such losses under Article 15 below.

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16. Insurance.

16.1	By Tenant. Tenant shall carry and maintain the following insurance (“Tenant’s Insurance”), at its sole cost and expense: (1) Commercial General Liability Insurance, written on a claims made basis, applicable to the Premises and its appurtenances providing a minimum policy limit of $2,000,000.00 per occurrence and in the aggregate; and (2) All Risk Property, including flood and earthquake (if available at reasonable cost), written at replacement cost value and with a replacement cost endorsement covering all of Tenant’s trade fixtures, equipment, furniture and other personal property within the Premises (“Tenant’s Property”). Any company writing any of Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), as additional insureds. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days advance written notice of any cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date, and upon renewals at least fifteen (15) days prior to the expiration of the insurance coverage.

16.2	By Landlord.

16.2.1	Building and Improvements. Landlord shall obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and to any Lender(s), insuring against loss or damage to the Property with such commercially reasonable deductible amount as is selected by Landlord. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If the coverage is available and commercially reasonable, Landlord’s policy or policies may insure against all risks of direct physical loss or damage (including flood and/or earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss. Such policies may also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor selected by the insurer.

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16.2.2	Rental Value. Landlord also may obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and any lender(s) to Landlord, insuring the loss of the full rental and other charges (including Operating Expenses) payable by all tenants of the Premises to Landlord for one year. Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected payments payable by Tenant for the next 12-month period.

16.2.3	Increases Caused by Tenant. Tenant shall pay for any increase in the premiums charged to Landlord for the Property or Common Areas if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises. Notwithstanding the foregoing, Landlord agrees that Tenant’s use of the Premises for the Permitted Uses shall not trigger Tenant’s liability under this Section 16.2.3.

16.2.4	Liability for Common Areas. Landlord shall carry and maintain with respect to the Common Areas Commercial General Liability Insurance, written on a claims made basis, applicable to the Premises and its appurtenances providing a minimum combined single limit of $2,000,000.00, which shall name Landlord as a named insured and Tenant as an additional insured. Upon Tenant’s request, Landlord shall provide Tenant with a certificate of insurance evidencing such liability insurance.

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17. Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive, and shall cause their respective insurance carriers to waive, any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant’s Property, the Property, the Premises, any additions or improvements to the Property, or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or Landlord’s contractors or representatives or the negligence of Tenant or any Tenant Related Parties or Tenant’s contractors, representatives or licensees, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

18. Casualty Damage.

18.1	If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Property or the Premises shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Property not covered by insurance (exclusive of deductibles) shall be required (whether or not the Premises has been damaged) and Landlord is therefore terminating all leases in the Building (provided, that if Landlord failed to carry the insurance required under this Lease, and such insurance would have covered the damage this subsection (1) is not applicable); (2) Landlord is not permitted by Law to rebuild the Property or the Premises in substantially the same form as existed before the fire or casualty (in which event Tenant may also terminate this Lease); (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty (provided, that if there are any unexercised options to renew remaining, Tenant has the right to invalidate such termination under this subsection (4) if Tenant exercises such option to renew within 90 days from notice of Landlord’s intent to terminate); or (4) any Mortgagee requires that such insurance proceeds be applied to the payment of the mortgage debt and Landlord is therefor terminating all the Leases in the Building. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Premises and the Leasehold Improvements constructed by Landlord. Other than the Leasehold Improvements, Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

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18.2

If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again (in the same Class “A” condition as existed prior to the casualty), using standard working methods (“Completion Estimate”). If the Completion Estimate indicates that the Premises cannot be made tenantable within 180 days from the date of the casualty, then either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. In addition, Tenant shall have the unilateral right to terminate if the Premises are not delivered in the required condition within such 180 day period, at any time from and after the 180th day through the date Landlord actually delivers the Premises in the required condition.

19. Condemnation. Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Property or the Premises which would leave the remainder of the Property unsuitable for use as an office building in a manner comparable to the Property’s or the Premises’ use prior to the Taking and Landlord is terminating all of the leases in the Building. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Property or the Premises occurs. If this Lease is not terminated, the Rentable Area of the Property, the Rentable Area of the Premises, Tenant’s Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

20. Events of Default. Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

20.1	Tenant’s failure to pay when due all or any portion of the Rent, if the failure continues for 3 business days after written notice to Tenant (“Monetary Default”).

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20.2	Tenant’s failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant’s failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.

20.3	Tenant or any Guarantor of Tenant becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

20.4	Tenant’s leasehold estate is attached or levied upon by a creditor of Tenant.

21. Remedies.

21.1	Upon any default, Landlord shall have the right without notice or demand (except as provided in Article 20) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

21.1.1	Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant’s Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant’s default, whether by Landlord’s inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include (pro-rated for the remainder of the Lease’s Term to the new lease’s tem) all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

21.1.2

Terminate Tenant’s right to possession of the Premises and, in compliance with applicable Law, expel and remove Tenant, Tenant’s Property and any parties occupying all or any part of the Premises. Landlord may (but shall not be obligated to, except to the extent required by law) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include

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concessions, free rent and alterations of the Premises) and for such uses as Landlord in its reasonable discretion shall determine. Landlord may collect and receive all rents and other income from the reletting and shall apply it to the Costs of Reletting, past due Rent hereunder and the Rent accruing hereunder. After application of the collected rent, Tenant shall pay Landlord on demand the unpaid balances for past due Rent, the Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

21.1.3	In the event that Landlord shall elect to terminate this Lease as provided above, then upon such termination Tenant shall (if it has not already done so) quit and surrender the Premises to Landlord and Landlord may recover from Tenant:

(i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at 12% per annum. As used in (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

21.2	Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities

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and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to 12% per annum. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

22. Landlord’s Default; Limitation of Liability.

Landlord’s failure to perform or observe any of its obligations under this Lease or to correct a breach of any warranty or representation made in this Lease within thirty (30) days after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of the failure (although notice shall not be required if there is an Emergency) (or if more than thirty (30) days is required to cure the breach, Landlord’s failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion) shall constitute a default by Landlord. If Landlord commits a default, Tenant may, without waiving any claim for damages for breach of agreement or any other rights or remedies it may have under this Lease at law, at any time thereafter do any of the following:

Provided Tenant has given notice of Landlord’s default under the preceding paragraph to Landlord’s mortgage lender and 30 days for said lender to cure the default (although notice shall not be required if there is an Emergency), or if more than thirty (30) days is required to cure the breach, such additional time as is reasonable so long as such mortgagee begins to cure within the thirty (30) day period and diligently prosecute the cure to completion, Tenant thereafter may cure the default for the account of the Landlord, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord shall reimburse Tenant within thirty (30) days of demand, together with an administrative charge in an amount equal to 10% of the costs incurred by Tenant. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT FOR CLAIMS ARISING FROM OR RELATING TO THIS LEASE (AND SPECIFICALLY EXCLUDING, WITHOUT LIMITATION, CLAIMS THAT MAY ARISE UNDER NON-DISCLOSURE AGREEMENTS OR OTHER CONTRACTS BETWEEN THE LANDLORD AND TENANT) SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY AND ANY PROCEEDS THEREOF. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY AND ANY PROCEEDS THEREOF FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD FOR CLAIMS ARISING FROM OR RELATING TO THIS LEASE. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY FOR SUCH CLAIMS. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD UNDER THIS LEASE, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE 25 BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE 25 BELOW) ON THE PROPERTY, BUILDING OR PREMISES, THE NOTICE AND OPPORTUNITY TO CURE TO CURE THE ALLEGED DEFAULT AS PROVIDED ABOVE.

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23. No Waiver. Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party’s failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance or surrender of the Premises.

24. Quiet Enjoyment. Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Premises, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

25. Holding Over. Except for any permitted occupancy by Tenant under Article 8, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant’s occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord’s inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

26. Subordination to Mortgages; Estoppel Certificate; Mortgagee Protection.

Subject to the terms of this Section, Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust or other lien(s) now or subsequently arising upon the Premises or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee.” This clause shall be self-operative, but upon request from a Mortgagee or from Tenant, Tenant shall execute and deliver a subordination agreement in favor of the Mortgagee within ten (10) business days of the request, and Mortgagee shall in return agree, in a non-disturbance agreement, to recognize this Lease in the event of foreclosure if Tenant is not in default at such time beyond any applicable notice and cure period for those defaults which would allow Landlord to terminate this Lease, subject to such provisions relating to the disposition or application of insurance or condemnation proceeds as may be contained in such Mortgagee’s loan documents. Tenant agrees to execute such reasonable

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documents required to effectuate such subordination. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord’s interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest so long as such successor-in-interest assumes and performs all Landlord’s obligations and liabilities hereunder. Landlord and Tenant shall each, within 10 business days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party’s actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

Tenant agrees to give any mortgagee or deed of trust holder, by certified mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagee or deed of trust holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such 30 days any mortgagee or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default (but not including foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated if such remedies are being so diligently pursued.

Landlord represents that Landlord is the sole owner in fee simple of the Property and that PNC Bank, National Association is the only mortgagee having a lien on the Property as of the date of execution of this Lease.

27. Attorneys’ Fees. If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

28. Notice. If a demand, request, approval, consent or notice (collectively referred to as a “notice”) shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Article 1, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

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29. Excepted Rights. This Lease does not grant any rights to light or air over or about the Property or the Premises. Except during the Tenant Property Management Period, Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Property risers or similar areas that are used by Landlord for the provision of Property services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Property; provided Tenant shall have no access to or right of use of the roof of the Building except as reasonably necessary for Tenant to perform its maintenance obligations and following reasonable advance notice to Landlord. Landlord shall also have the right to make such other changes to the Property (but not the interior of the Premises) as Landlord deems appropriate, provided the changes do not affect Tenant’s ability to use or access the Premises for the Permitted Use. Except during the Tenant Property Management Period, Landlord shall also have the right (but not the obligation) to temporarily close the Property if Landlord reasonably determines that there is an imminent danger of significant damage to the Property or of personal injury to Landlord’s employees or the occupants of the Property. The circumstances under which Landlord may temporarily close the Property shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Property under such circumstances shall not constitute a constructive eviction. Except during the Tenant Property Management Period, Landlord shall have the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof (provided such change does not adversely affect Tenant’s use of or access to the Premises): entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Property.

30. Surrender of Premises. At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property (defined above) from the Premises, and quit and surrender the Premises to Landlord, broom clean and otherwise in the condition required by this Lease, ordinary wear and tear excepted. Tenant shall also be required to remove the Required Removables in accordance with this Lease. If Tenant fails to remove any of Tenant’s Property within 2 days after the termination of this Lease or of Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant’s Property. In addition, if Tenant fails to remove Tenant’s Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant’s Property to be abandoned, and title to Tenant’s Property shall be deemed to be immediately vested in Landlord.

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31. Parking.

31.1	Tenant agrees to further rent from Landlord and Landlord agrees to rent to Tenant the use of one hundred seventeen (117) parking stalls, including three (3) handicapped parking stalls (if so marked), in the Building as identified on the attached Exhibit C (“Tenant’s Parking Spaces”). Landlord will place signs or mark 27 of the remaining stalls as the SCCA parking stalls. Tenant may also place signs or otherwise mark the Tenant’s Parking Spaces identifying Tenant’s Parking Spaces as being for the exclusive use of Tenant and/or Tenant’s visitors; provided Landlord shall not be responsible to police or enforce the use of parking spaces. If SCCA premises tenant does not wish to lease the remaining spaces, Landlord will offer the right to lease such spaces to Tenant, subject to possible future recapture of such spaces by Landlord, following reasonable notice to Tenant, for leasing by Landlord to SCCA or subsequent occupant(s) of the SCCA premises; if Tenant does not elect to lease such spaces, Landlord may lease such spaces to the user of Landlord’s choice. Upon Tenant leasing all of the premises now leased to SCCA, Tenant shall have the right to use all parking spaces contained in the Property and shall pay rent for all such parking spaces. At the Commencement Date, this rent shall be One Hundred Thirty Five Dollars ($135) per month for each of Tenant’s Parking Spaces which rent shall be increased from time to time to reflect increases in such charges in the area, but such increases shall not exceed five percent (5%) in any year (not aggregated). Tenant’s use of the parking shall be subject to such reasonable rules and regulations as Landlord may determine are appropriate. No charge shall be levied for parking of bicycles in areas designated by Landlord for bicycle parking. Notwithstanding any other provision of this Lease and in consideration of Tenant’s primary use of the Property parking facility, Tenant shall pay one hundred percent (100%) of the expense of operation and maintenance of the Property parking facility, subject to such reimbursement arrangements as are separately agreed upon with SCCA.

31.2	Tenant shall cooperate and comply with any legal requirements for the dissemination of information to commuters and visitors to the Property to encourage the use of available transportation alternatives and shall offer incentives to their employees to use such alternatives and otherwise comply with any governmentally sponsored traffic management or reduction plan

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32. Storage. To the extent available for lease, at any time and from time to time during the Term, Tenant, at its option, shall have the first right to lease such Property storage areas as Tenant may elect as a separate year-to-year tenancy (although such last year may be shorter to be co-terminus with the Term); for which Tenant shall pay to Landlord an annual gross rent of Twelve Dollars ($12.00) per square foot of such storage area. Landlord agrees that the right to lease or use storage space in the Building will be limited to tenants renting space in or on the Building and that access to the storage space will be governed by the same requirements (e.g. advance notice and tenant’s escorts) as entry by Landlord to the Premises, as set forth in Section 12 above.

33. Miscellaneous.

33.1	This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of Washington and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

33.2	Tenant shall not record this Lease without Landlord’s prior written consent, but the parties shall, at the request of either party, promptly execute a memorandum of this Lease which may be recorded in the real property records.

33.3	Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

33.4	Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party.

33.5	Landlord shall have the right to transfer and assign, in whole, all of its rights and obligations under this Lease and in the Premises or the Property referred to herein, and upon such transfer and transfer of the Deposit, and provided the assignee assumes in writing all of Landlord’s obligations hereunder, Landlord shall be released from any further obligations hereunder for claims accruing after the effective date of such assumption, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such subsequently accruing obligations.

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33.6	Broker.

33.6.1	Tenant and Landlord represent and warrant to each other that such party has not engaged nor dealt with any broker, finder or other person who would be entitled to any commission or fees for the negotiation, execution, or delivery of this Lease Tenant and Landlord each shall indemnify and hold the other party harmless against any loss, cost, liability or expense incurred as a result of any claim asserted by any broker on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant or Landlord in violation of their warranty in this Section.

33.7	Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

33.8	Landlord covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Lease is binding upon the Landlord; and (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Landlord, or if Landlord is comprised of more than one party or entity, the obligations imposed upon Landlord shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them

33.9	Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their successors and permitted assigns.

33.10	The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations w hich accrued prior to or which may continue to accrue after the expiration or early termination of this Lease.

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33.11	All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

33.12	Tenant, within 15 days after request (but not more than once per year), shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Property. In addition, Tenant shall not be required to produce information which is already on file and publicly available with the Securities and Exchange Commission. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

33.13	The name of the Property may be changed by Landlord, provided it is not named after any biotechnical or pharmaceutical company.

33.14	Tenant shall not be deemed to be a third party beneficiary of any other lease of the Property; Landlord retains the sole right to determine, in its reasonable discretion, whether to enforce and the method of enforcement of compliance by other tenants and their employees with the terms of their respective leases including any restrictions on use and parking; the existence of any violation of any lease provision by any other tenant shall not be deemed to be a violation of this Lease by Landlord.

33.15	Submission of this Lease for examination, even though executed by Tenant, shall not bind Landlord in any manner, and no Lease or other obligation on the part of the Landlord shall arise, until this Lease is executed and delivered by Landlord to Tenant.

34. Signage.

Only tenants of the office portion of the Building will be permitted to erect signs on the exterior of the Building, and in no event will any other biotechnical or pharmaceutical company be permitted to erect a sign on the Building’s exterior. Tenant shall be permitted to maintain its current signage on the Building, and at the end of the Term shall remove such signage (as part of its Leasehold Improvements). Notwithstanding anything to the contrary herein, however, Tenant shall have no duty to remove the plate below Tenant’s exterior signage or restore the Building’s exterior (and the cost of such work relating to any signage on the Building’s exterior shall not be charged through to Tenant as an Expense).

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35. Cell Towers.

During Tenant’s Property Management Period, Tenant shall not be obligated to manage or maintain rooftop areas leased by Landlord to cellular telephone providers (or similar users of exterior portions of the Property who do not also lease interior office space in the Building) (collectively and generically “Cell Tower Tenants”); provided Tenant and any security personnel will reasonably cooperate with Landlord and such Cell Tower Tenants so as not to interfere with such use and users; except for emergency situations, Tenant may require cellular telephone providers to be accompanied by Tenant’s personnel so long as Tenant’s personnel will be available following reasonable notice of such need for access, and Landlord will include in subsequent Cell Tower Tenant leases (or similar use or occupancy agreements) a requirement that access to the Premises will be governed by Section 12 above, and that generally Cell Tower Tenants must check in and be escorted by Building Security throughout the Building. Landlord agrees to limit the number of Cell Tower Tenants leasing, licensing or otherwise using exterior areas of the Building to a total of no more than three (3) such Cell Tower Tenants at any given time during this Lease’s Term.

36. Entire Agreement.

This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A-1 (Outline and Location of Premises), Exhibit A-2 (Legal Description of Property) and Exhibit B (Rules and Regulations).

[remainder of page blank, signatures on next pages]

ZYMOGENETICS 1144 EASTLAKE LEASE	PAGE 36 FEBRUARY 29, 2008

LANDLORD:

1144 Eastlake LLC, a Washington limited liability company

By	GTS Development LLC, its Manager

	By:	/s/ G. TED SCHROTH
G. Ted Schroth, its Manager

TENANT:

ZymoGenetics, Inc., a Washington corporation

By:	/s/ JAMES A. JOHNSON
Name	JAMES A. JOHNSON
Title:	EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER

By:	/s/ SUZANNE M. SHEMA
Name	SUZANNE M. SHEMA
Title:	SENIOR VICE PRESIDENT & GENERAL COUNSEL

ZYMOGENETICS 1144 EASTLAKE LEASE	PAGE 37 FEBRUARY 29, 2008

LANDLORD ACKNOWLEDGMENT

STATE OF WASHINGTON	)
COUNTY OF KING	)	ss:

I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that G. Ted Schroth, personally known to me to be the authorized agent GTS Development LLC, the Manager of 1144 Eastlake LLC, a Washington limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as the authorized agent of said entity being authorized so to do, he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself as such managing member, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

GIVEN under my hand and official seal this 29th day of February, 2008.

/s/ CAROL ALTO
Notary Public

Carol Alto
Printed Name

Residing at: Lynnwood, WA
My Commission Expires: 3-7-10

TENANT ACKNOWLEDGMENT

STATE OF WASHINGTON	)
COUNTY OF KING	)	ss:

I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that Jim Johnson + Suzanne Shema, personally known to me to be the authorized agent of ZymoGenetics, Inc., a Washington corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as the authorized agent of said entity being authorized so to do, he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself as such managing member, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ CAROL ALTO
Notary Public

Carol Alto
Printed Name

Residing at: Lynnwood, WA
My Commission Expires: 3-7-10

ZYMOGENETICS 1144 EASTLAKE LEASE	PAGE 38 FEBRUARY 29, 2008

EXHIBIT A-1

FLOOR PLAN OF THE PREMISES

This Exhibit is attached to and made a part of the Lease between 1144 Eastlake LLC, (“Landlord”) and ZymoGenetics, Inc. (“Tenant”) for space in the Property located at 1144 Eastlake, Seattle, Washington.

ZYMOGENETICS 1144 EASTLAKE LEASE	PAGE A-1-1 FEBRUARY 29, 2008

EXHIBIT A-2

LEGAL DESCRIPTION OF THE REAL PROPERTY

UPON WHICH THE BUILDING IS LOCATED

This Exhibit is attached to and made a part of the Lease between 1144 Eastlake LLC, (“Landlord”) and ZymoGenetics, Inc. (“Tenant”) for space in the Property located at 1144 Eastlake, Seattle, Washington.

LEGAL DESCRIPTION OF THE PREMISES

The Premises are located in the County of King, State of Washington, and described as follows:

PARCEL A: THE SOUTHERLY HALF OF LOT 16, BLOCK 12, EAST PARK ADDITION TO THE CITY OF SEATTLE, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 8 OF PLATS, PAGE(S) 83, IN KING COUNTY, WASHINGTON.

PARCEL B:

LOT 17, BLOCK 12, EAST PARK ADDITION TO THE CITY OF SEATTLE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 8 OF PLATS, PAGE 83, IN KING COUNTY, WASHINGTON.

PARCEL C:

ALL OF LOT 18 AND LOT 19, EXCEPT THE SOUTHWESTERLY 54.8 FEET, IN BLOCK 12, EAST PARK ADDITION TO THE CITY OF SEATTLE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 8 OF PLATS, PAGE 83, IN KING COUNTY, WASHINGTON.

ZYMOGENETICS 1144 EASTLAKE LEASE	PAGE A-2-1 FEBRUARY 29, 2008

EXHIBIT B

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Lease between 1144 Eastlake LLC, (“Landlord”) and ZymoGenetics, Inc. (“Tenant”) for space in the Property located at 1144 Eastlake, Seattle, Washington.

The following rules and regulations shall apply, where applicable, to the Premises, the Property, the parking garage (if any), and the appurtenances. These rules and regulations shall not apply during the Tenant Property Management Period. Capitalized terms have the same meaning as defined in the Lease.

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas other than biohazards stored in appropriate containers, which containers Tenant may place in the corridor near its entry door for pick-up and disposal. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Property.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.	No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Property, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Property except by the Property maintenance personnel.

4.	Landlord shall provide and maintain in the first floor (main lobby) of the Property an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.	Except as maybe expressly provided to the contrary in this Lease, Tenant shall not place any lock(s) on any door in the Premises or Property without Landlord’s prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number (beyond those to be provided by Landlord as provided in the foregoing Lease) of Building access cards and keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicates. All access cards and keys shall be returned to Landlord at the expiration or early termination of this Lease.

6.	All contractors, contractor’s representatives and installation technicians performing work in the Premises or the Property shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld or delayed, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.

Movement in or out of the Property of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to the hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner

ZYMOGENETICS 1144 EASTLAKE LEASE	PAGE B-1 FEBRUARY 29, 2008

required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8.	Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Property by the installation, maintenance, operation, existence or removal of property of Tenant shall be repaired at Tenant’s sole expense.

9.	Corridor doors, when not in use, shall be kept closed.

10.	Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors on the Property or in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Property, handbills, promotional materials or other advertising; or (3) conduct or permit other activities on the Property or in the Building that might, in Landlord’s reasonable opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Property or kept in or about the Premises.

12.	No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises or Property. Tenant shall not, without Landlord’s prior written consent or unless otherwise permitted under the Lease or these rules and regulations, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Property. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14.	Tenant shall use reasonable efforts to ensure that Tenant’s work will not cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully on the Property or in the Building (“Labor Disruption”). Tenant shall use reasonable efforts to help resolve a Labor Disruption. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the date of the commencement of the Term be extended as a result of the above actions.

15.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Property, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord’s prior written consent.

16.	Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees, and then only if the operation does not violate the lease of any other tenant of the Property.

ZYMOGENETICS 1144 EASTLAKE LEASE	PAGE B-2 FEBRUARY 29, 2008

17.	Bicycles and other vehicles are not permitted inside the Property or on the walkways outside the Property, except in the bicycle parking areas if designated by Landlord.

18.	Landlord may from time to time adopt systems and procedures for the security and safety of the Premises, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.	Landlord shall have the right to prohibit the use of the name of the Property or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Property or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Tenant shall not canvass, solicit or peddle in or about the Property.

21.	Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Building. Landlord may prohibit smoking on the exterior grounds of the Building or designate area(s) as allowed smoking areas.

22.	Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Property presents a uniform exterior appearance.

23.	Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24.	The work of cleaning personnel shall not be hindered by Tenant after 6:00 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

ZYMOGENETICS 1144 EASTLAKE LEASE	PAGE B-3 FEBRUARY 29, 2008

EXHIBIT C

DESIGNATION OF TENANT’S PARKING SPACES

This Exhibit is attached to and made a part of the Lease between 1144 Eastlake LLC, (“Landlord”) and ZymoGenetics, Inc. (“Tenant”) for space in the Property located at 1144 Eastlake, Seattle, Washington.

ZymoGenetics’ Parking Stalls:

1-8, 26-36, 40-92, 102-144 (as the stalls are numbered on the execution date of this Lease)

ZYMOGENETICS 1144 EASTLAKE LEASE	PAGE C-1 FEBRUARY 29, 2008

EXHIBIT D

PRE-APPROVED CONTRACTORS

This Exhibit is attached to and made a part of the Lease between 1144 Eastlake LLC, (“Landlord”) and ZymoGenetics, Inc. (“Tenant”) for space in the Property located at 1144 Eastlake, Seattle, Washington.

ZymoGenetics Vendors	JSH Vendors
Acco	Action Janitorial
Agilent	Allied Security
Air Test	Allied Waste
All Temp Mechanical	Artech
Alliance Contract Flooring	Automated Equipment Co.
Allied Security	Bravo Carpet
Architectural Elevator Consulting	Cleanscapes
Auburn Mechanical	Cressy Door
B N Builders	Foley Signs
BMWC Construction	G&W Flooring
Bulger Safe and Lock	McKinstry
Clean Sweep	Metropolitan Bldg Maint.
Commercial Sound	NW Lighting
Concrete Restoration	Nyberg
Cressy Doors	Otis
Davidson-Marci Sweeping	Plant Maintenance & Equip
Davis Door	Plantscapes
Day Wireless	Precision Alarm
DemoCon	ProSweep
DGM Controls	SeaDraNar
Diamond Cleaning	Snyder
Drake’s Landscaping Services	Soda Works
Eastside Glass and Sealant	Webb
Electronic Data	Window Wizards
Engineered Fire & Safety
Fire Systems West
G&W Commercial Flooring
Graingers
Green Effects
Heery Engineering
Hobart
Initial Tropical Plants
Intagrated Systems
Junk-B-Gone
Lease Crutcher Lewis
MBI
MBT Architecture
McKinstry
National Bird Control
Nelson Electric
NetVersant

ZYMOGENETICS 1144 EASTLAKE LEASE	PAGE D-1 FEBRUARY 29, 2008

Northwest Natural Lighting
Pacific Window Cleaning
Precision Alarm
Puget Sound Hardwood Floors
Roberts Trane
Roto- Rooter
Sanitech Systems
Sheldon Architecture
Simplex
Skanska
Sprague
Star Protection Security
Straight Line Striping
Superior Cleaning Restoration
Tatley-Grund Inc
Thyssen-Krupp
ThyssenKrupp Elevator
Trane Services
Turner Construction

ZYMOGENETICS 1144 EASTLAKE LEASE	PAGE D-2 FEBRUARY 29, 2008